CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the useof our report dated April 27, 1999 and to all references to our firm included in or made a part of this Post Effective Amendment No. 4 to the Registration Statement of the Firstar Select Funds.




/s/
McCurdy & Associates CPA's, Inc.
May 26, 1999